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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                         DATE OF REPORT JANUARY 10, 2000
                        (Date of earliest event reported)


                               SOFTLOCK.COM, INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


       33-37751-D                                         84-1130229
(Commission File Number)                     (IRS Employer Identification No.)


       5 CLOCK TOWER PLACE, SUITE 440, MAYNARD, MA           01754
         (Address principal executive offices)             (Zip Code)


        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (978) 461-5940


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ITEM 5.  OTHER EVENTS.

         On January 10, 2000, SoftLock.com, Inc. (the "Company") announced that pursuant to closings on December 30, 1999 and January 7, 1999, it had issued 36,765 shares of Series A Preferred Stock (the "Series A Preferred") to a group of four investors: SI Venture Fund II, L.P. ("SI"), Apex Investment Fund IV, L.P., Apex Strategic Partners IV, LLC (collectively, "Apex")and RSA Security Inc. ("RSA") for a purchase price of $102 per share for an aggregate purchase price of $3,750,030.

         The Company also announced that in a separate offering completed in late October 1999 it had sold 1,600,000 shares of its common stock through a private placement with certain of its shareholders for total offering of $2,000,000.

         In connection with the Series A Preferred transaction, the Company entered into a Series A Preferred Stock Purchase Agreement dated as of December 30, 1999 as supplemented on January 7, 2000 the "Purchase Agreement") with SI, Apex and RSA (collectively, the "Purchasers") and a Shareholders' and Rights Agreement (the "Shareholders Agreement") with the Purchasers and the President and Chief Executive Officer and the Chief Technology Officer of the Company. The Company also filed a Certificate of Designation with the Delaware Secretary of State that states the powers, preferences and rights of the Series A Preferred. These documents are attached as exhibits to this Report and are incorporated into this Report by reference.

         The following summarizes important terms of these documents. Because it is a summary, it does not contain all the information that may be important and is qualified in its entirety by the exhibits filed with this Report.

THE CERTIFICATE OF DESIGNATION

         CONVERSION: Each share of Series A Preferred is initially convertible into 100 shares of the Company's common stock, subject to certain anti-dilution adjustments described below, at any time at the holder's option at a conversion price of $1.02 per share of common stock. The Series A Preferred will automatically convert into common stock upon the earlier of (i) immediately prior to the consummation of an underwritten public offering with aggregate proceeds to the Company in excess of $20 million at a public offering price per share that is at least four times the then effective conversion price (a "Qualified Public Offering"), or (ii) at the election of two-thirds of the outstanding shares of the Preferred Stock. If the Company issues any equity securities or the right to purchase equity securities at a price below the conversion price then in effect (subject to certain exceptions), the conversion price will be reduced on the weighted average basis.

         DIVIDEND RIGHTS: Holders of the Preferred Stock are entitled to receive prior to any distribution to common shareholders if and when and as declared by the Board out of legally available funds, quarterly dividends at a rate of $10.20 per preferred share per year. Unpaid


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dividends are cumulative but do not bear interest. However, if all the Preferred
Stock is automatically converted into common stock as a result of a Qualified Public Offering and the Company provides the Purchasers with an opportunity to register their shares of common stock resulting from the conversion, all within two years of the date of closing, then no dividends are payable.

         LIQUIDATION PREFERENCE: Upon any liquidation, dissolution, winding up or any merger, consolidation, sale of assets, reorganization or other transaction in which control of the Company is transferred, each holder of a Series A Preferred is entitled to receive prior to the common shareholders, $102 per share plus accrued but unpaid dividends. However, if the preferred shareholder would receive higher value in the liquidation transaction if its shares were converted into common stock, then the holders of the Series A Preferred will receive the higher amount along with the common shareholders.

         REDEMPTION RIGHTS: The Company is required to redeem the Series A Preferred for $102 per share plus any accrued but unpaid dividends at the election of the majority of the Series A Preferred in two equal annual installments beginning on the fourth anniversary of the closing, subject to the availability of legally sufficient funds.

         VOTING RIGHTS: Generally, holders of Series A Preferred vote with the common shareholders as a single class on any matter submitted to the shareholders with the holders of the Series A Preferred having that number of votes equal to the whole number of common shares into which each share of Series A Preferred is then convertible. However, holders of the Series A Preferred Stock have the right to elect by majority vote one Class III member of the Board of Directors subject to the provisions of the Shareholders Agreement.

         FURTHER ADJUSTMENTS: The dividend rate, redemption price, liquidation preference and conversion price are subject to adjustment for stock splits and other stock distributions.

         THE PURCHASE AGREEMENT

         In the Purchase Agreement, the Company and its wholly owned subsidiary made various representations and warranties about the Company and its subsidiary subject to information contained in a disclosure schedule and also agreed to various negative and affirmative covenants as set forth in the Purchase Agreement filed as an exhibit hereto.

         THE SHAREHOLDERS AGREEMENT

         Under the Shareholders Agreement, the Company granted the Purchasers certain registration rights and rights of first refusal on issuances of additional equity securities by the Company and on transfers of common stock owned by the President and Chief Executive Officer or the Chief Technology Officer. The Purchasers also agreed to certain provisions regarding the nomination and election of the director representing the Series A Preferred. The terms of these rights are set forth in the Shareholders Agreement filed as an exhibit hereto.


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         ADDITIONAL WARRANTS

         In connection with certain bridge loan financing provided by SI in advance of the consummation of the sale of the Series A Preferred, the Company granted SI warrants to purchase 1,964 shares of Series A Preferred for an exercise price of $.01 per share. The warrants are exercisable for a period of five years from December 30, 1999.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c) The followings Exhibits are filed with this Current Report on Form 8-K.


             EXHIBIT NO.         DESCRIPTION
             99.1                Press Release dated as of January 10, 2000

             99.2                Shareholders' and Rights Agreement

             99.3                Series A Preferred Stock Purchase Agreement By and among the
                                 Purchasers, Softlock.com, Inc. and SoftLock Services, Inc.

             99.4                Certificate of Designation of Powers, Preferences and Rights of the
                                 Series A Preferred Stock

             99.5                Supplement to Series A Preferred Stock Purchase Agreement



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                                            SOFTLOCK.COM, INC.
                                            (REGISTRANT)


Date: January 10, 2000                      By: /s/ Keith Loris
                                                -----------------------------
                                                Keith Loris
                                                President and Chief
                                                Executive Officer
                                                (Principal Executive Officer)



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                                  EXHIBIT INDEX


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

         EXHIBIT NO.     DESCRIPTION
         99.1            Press Release dated as of January 10, 2000

         99.2            Shareholders' and Rights Agreement

         99.3            Series A Preferred Stock Purchase Agreement by and among the
                         Purchasers, Softlock.Com, Inc. and SoftLock Services, Inc.

         99.4            Certificate of Designation of Powers, Preferences and Rights of the
                         Series A Preferred Stock

         99.5            Supplement to Series A Preferred Stock Purchase Agreement
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